New Issue Marketing Materials

$ [507,483,000]

J.P. Morgan Alternative Loan Trust 2006-S2 Certificates

J.P. Morgan Acceptance Corporation I

Depositor

[Wells Fargo Bank, N.A.]

Master Servicer

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Bond Summary

$[507,483,000]

     (Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-S2

			Est.WAL Pmt. Window		Approx.	Approx.	Expected
	Approximate	Initial	(yrs.)	(Mths.)	Initial	Targeted	Ratings
Class	Size ($)	Coupon(1)	To Call(2)	To Call(2)	C/E(3)	C/E(3)(4)	Moody’s/S&P(3)

A-1-A	100,000,000	[ ]%	0.90	1 – 21	[14.90]%	[15.50]%
A-1-B	93,168,000	1M LIBOR + [ ]	0.90	1 – 21	[14.90]%	[15.50]%
A-2	80,852,000	[ ]%	2.25	21 – 33	[14.90]%	[15.50]%
A-3	63,817,000	[ ]%	3.50	33 – 54	[14.90]%	[15.50]%
A-4	24,173,000	[ ]%	5.00	54 – 69	[14.90]%	[15.50]%
A-5	28,909,000	[ ]%	7.43	69 – 96	[14.90]%	[15.50]%
A-6	47,528,000	[ ]%	6.39	38 – 96	[14.90]%	[15.50]%
A-7	36,835,000	[ ]%	6.39	38 – 96	[7.75]%	[15.50]%
M-1	14,168,000	[ ]%	5.30	37 – 96	[5.00]%	[10.00]%
M-2	10,304,000	[ ]%	5.29	37 – 96	[3.00]%	[6.00]%
B-1	5,152,000	[ ]%	5.25	37 – 96	[2.00]%	[4.00]%
B-2	2,577,000	[ ]%	5.00	37 – 87	[1.50]%	[3.00]%

Non-Offered Certificates

CE	7,728,290	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The coupon on all classes, except the Class A-1-B Certificates, will be fixed rate. The coupons for each of these classes will increase by 0.50% after the optional clean-up call date if the call is not exercised. The floating rate margin on the Class A-1-B
Certificates will double after the optional clean-up call date if the call is not exercised.

(2)	Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(3)	Ratings and Credit Enhancement Levels subject to change upon final confirmation from Moody’s and S&P. Credit Enhancement
Levels include the overcollateralization amount. The Class A-1-A through Class A-6 Certificates benefit from additional credit support from the Class A-7 Certificates.

(4)	Targeted C/E level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Description of the Collateral

The mortgage loans will consist of first-lien, fixed-rate mortgage loans secured by one- to four-family residential properties, with a total principal balance of approximately $515,211,290.

Approximately 6.82 % of the mortgage loans have penalties for full or partial prepayments.
The weighted average FICO score of the mortgage loans is approximately 697
The weighted average original LTV of the mortgage loans is approximately 76.93%

THE CHARACTERISTICS OF THE MORTGAGE LOANS ARE SUBJECT TO CHANGE UPON THE FINAL ISSUANCE OF THE CERTIFICATES. ALL INFORMATION CONTAINED HEREIN CONCERNING THE MORTGAGE LOANS IS BASED ON THE PRELIMINARY MORTGAGE POOL.

Structure

Overview Senior Certificates

Interest will accrue on the Class A-1-A, Class A-2, Class A-3, Class A-4, Class A-5 Class A-6, and Class A-7
Certificates (together with the Class A-1-B Certificates, the “Senior Certificates”) at a fixed rate, subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (“the Net WAC Rate”), on a 30/360 basis with 24 days delay, with the exception of the Class A-1-A Certificates which will accrue on an 30/360 basis with 0 days delay.
Interest will accrue on the Class A-1-B Certificates, at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Net WAC Rate (adjusted to an actual/360 basis), on an Actual/360 basis with 0 days delay.
The Class A-1-B Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the related Yield Maintenance Agreement.
The Senior Certificates will be entitled to all principal payments on each distribution date prior to the Step-Down
Date or on which a Trigger Event is in effect, until these certificates have been paid in full.
For any distribution date on or after the Step-Down Date on which a Trigger Event is not in effect, the Senior
Certificates will be entitled to receive principal based on their collective target credit enhancement level.
The Class A-6 and Class A-7 Certificates (together the “NAS Certificates”) principal payments for any distribution date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that distribution date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and
(iii) the Principal Distribution Amount or senior principal distribution amount for such Distribution Date, as applicable.
Realized losses allocable to the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-
6 Certificates (the “Super Senior Certificates”) will be allocated to the Class A-7 Certificates (the “Senior Support
Certificates”) until they have been reduced to zero.

Mezzanine and Subordinate Certificates:

The Class M-1 and Class M-2 Certificates (the “Mezzanine Certificates”) will have a higher priority than the Class
B-1 and Class B-2 Certificates (the “Subordinate Certificates”). Among the Mezzanine Certificates, the Class M-2
Certificates will be subordinate to the Class M-1 Certificates. Among the Subordinate Certificates, the Class B-2
Certificates will be subordinate to the Class B-1 Certificates.
Interest will accrue on Mezzanine and Subordinate Certificates at a fixed rate, subject to a cap equal to the Net WAC
Rate, on an 30/360 basis with 24 days delay.
On each distribution date prior to the Step-Down Date or on which a Trigger Event is in effect, the Mezzanine and
Subordinate Certificates will receive principal only in the event that the Senior Certificates have been paid in full on or prior to such date.
For any distribution date on or after the Step-Down Date on which a Trigger Event is not in effect, the Mezzanine and Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.50]% of the Cut-off Date balance of the collateral.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [3.00]% of the then current balance of the collateral, subject to an O/C floor of [0.50]% of the Cut-off Date collateral balance.

Senior Certificates(1)
[92.25]%

Class M-1
[2.75]%

Class M-2
[2.00]%

Class B-1
[1.00]%

Class B-2
[0.50]%

Overcollateralization

Initial O/C: [1.50]% of Cut-off Date
collateral balance.
Target O/C: On or after the Step-Down
Date, provided a Trigger Event is not in
effect, [3.00]% of the then current
collateral balance, subject to a floor of
[0.50]% of the Cut-off Date collateral
balance.

Excess Spread
Excess spread, if any, will be distributed to
the Class CE Certificates.

Loss Allocation

Any realized losses will be absorbed first by the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, then will reduce the O/C amount and finally, such realized losses will be allocated to the Subordinate and Mezzanine Certificates, in reverse order of priority of distribution.

(1) Senior Certificates share preferential right to receive interest over the Mezzanine and Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any distribution date on or after the Step-Down Date if either (i) the percentage obtained by dividing the (x) current principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the collateral balance as of the last day of the prior calendar month, is greater than [47.62]% of the senior enhancement percentage for the related distribution date or if (ii) the cumulative realized loss on the collateral exceeds the percentage set forth in the following table:

Range of Distribution Dates Percentage

May 2009 – April 2010 [0.65]%* May 2010 – April 2011 [1.10]%* May 2011 – April 2012 [1.50]%* May 2012 and thereafter [1.75]%*

* The percentages indicated are the percentages applicable for the first distribution date in the corresponding range of distribution dates. The percentage for each succeeding distribution date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first distribution date in that range and the first distribution date in the succeeding range.

Priority of Distributions Distributions of Interest

On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1. To the Senior Certificates, the related Interest Distribution Amount;

2. To the Senior Certificates, the related unpaid Interest Shortfall, if any;

3. To the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4. To the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5. To the Class B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6. To the Class B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below. On any Distribution Date, any Net Interest Shortfalls for will first reduce Net Monthly Excess Cashflow and then will be allocated among the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1. To the Senior Certificates: a. First, concurrently and pro rata to the NAS Certificates, for any distribution date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that distribution date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero. b. Second, sequentially: i) Concurrently and pro rata to the Class A-1-A and Class A-1-B Certificates, until the Class Principal Amount of each such class has been reduced to zero; ii) To the Class A-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; iii) To the Class A-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; iv) To the Class A-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; v) To the Class A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; and vi) Concurrently and pro rata to the NAS Certificates, until the Class Principal Amount of each such class has been reduced to zero.

2. To the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3. To the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4. To the Class B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

5. To the Class B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1. To the Senior Certificates, the senior principal distribution amount for such Distribution Date:

a. First, concurrently and pro rata to the NAS Certificates, for any distribution date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that distribution date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the senior principal distribution amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero. b. Second, sequentially: i) Concurrently and pro rata to the Class A-1-A and Class A-1-B Certificates, until the Class Principal Amount of each such class has been reduced to zero; ii) To the Class A-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; iii) To the Class A-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; iv) To the Class A-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; and v) To the Class A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; and vi) Concurrently and pro rata to the NAS Certificates, until the Class Principal Amount of each such class has been reduced to zero.

2. To the Class M-1 Certificates, the Class M-1 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

3. To the Class M-2 Certificates, the Class M-2 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4. To the Class B-1 Certificates, the Class B-1 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

5. To the Class B-2 Certificates, the Class B-2 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralized Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1. To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in accordance with the priorities described above;

2. To the Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3. To the Class M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4. To the Class M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5. To the Class M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6. To the Class M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7. To the Class B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8. To the Class B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9. To the Class B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10. To the Class B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11. concurrently, to the holders of the Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12. To the Class M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13. To the Class M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14. To the Class B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15. To the Class B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16. To the Reserve Fund for distribution to the Certificates in accordance with the priorities set forth below, any Basis Risk Shortfall Carryover Amounts for the Certificates for such Distribution Date (in the case of the Class A-1-B Certificates, after giving effect to any amounts paid under the Yield Maintenance Agreements on such Distribution Date);

17. To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;

18. To the Class CE Certificates

Yield Maintenance Agreement and Reserve Fund

The Issuing Entity will enter into a Yield Maintenance Agreement, for the benefit of Class A-1-B Certificates. Under the Yield Maintenance Agreement, the counterparty will agree to pay to the Issuing Entity two Business Days prior to each Distribution Date beginning on or around May 2006 and ending on or around January 2008, an amount equal to the product of a) the excess, if any, of LIBOR (subject to the Rate Cap Ceiling) over the related Cap Strike Rate, b) the related Scheduled Notional Amount, and c) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th of the month prior to the month of such Distribution Date to and including the 24th of the month of such Distribution Date, and the denominator of which is 360.

Any amounts received under a Yield Maintenance Agreement will be distributed to the Reserve Fund. On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed sequentially as follows:

1. To the Class A-1-B Certificates, the amount received in respect of the related Yield Maintenance Agreement, up to the Basis Risk Shortfall Carryover Amount;

2. to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such Distribution Date;

3. to the Senior Certificates, pro rata, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above);

4. to the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above); and

5. to the Class CE Certificates, any remaining amounts.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust 2006-S2
Offered Certificates	Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class M-1, Class M-2, Class B-1, and Class B-2 Certificates are the “Offered Certificates”. In
addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.
Class A-1-A, Class A-1-B, Class A-2, Class A-
	Senior Certificates:	3, Class A-4, Class A-5, Class A-6 and
Class A-7.
	Mezzanine Certificates:	Class M-1, Class M-2.
	Subordinate Certificates:	Class B-1, Class B-2.
Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I.
Trustee	U.S. Bank National Association.
Master Servicer	Wells Fargo Bank, N.A. (the “Master Servicer”).
Servicers	JPMorgan Chase Bank, National Association and Suntrust Mortgage, Inc. and certain other servicers will each act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Cut-off Date	April 1, 2006.
Settlement Date	April 28, 2006.
Optional Clean-Up Call	The Clean-Up Call option with respect to may be exercised on the first distribution date on which the current balance of the collateral in reaches 10% of its Cut-off Date balance and on each distribution date thereafter.
Pricing Prepayment	100% “PPC” assumes a per annum rate of prepayment of 10.0% of the then outstanding
Speed	principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 15/11% each month until the
12th month of the life of the mortgage loans and remains constant at 25% per annum in the
12th month of the life of the mortgage loans and in each month thereafter.

Summary of Terms

Basic Principal	With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for
Distribution Amount	such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such
Distribution Date.
Basis Risk Shortfall	For any Distribution Date and the Class A-1-B Certificates, an amount equal to the sum of (i)
Carryover Amounts	the excess of (x) the amount of interest the Class A-1-B Certificates would have accrued on such Distribution Date had its Certificate Interest Rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) 11.50% per annum, over (y) the amount of interest and the Class A-1-B Certificates accrued for such Distribution
Date at the Net WAC Rate (adjusted to an actual/360 basis) and (ii) the unpaid portion of any
Basis Risk Shortfall Carryover Amount for the Class A-1-B Certificate from prior Distribution
Dates together with interest accrued on such unpaid portion for the most recently ended
Accrual Period at the lesser of (a) One-Month LIBOR plus the Certificate Margin for and the
Class A-1-B Certificate for the related Accrual Period and (b) 11.50% per annum.
Cap Strike Rate	The rate specified in the related Yield Maintenance Agreement for such distribution date.
Distribution Date	25th day of each month (or the next business day), commencing in May 2006.
Interest Distribution	With respect to each class of Offered Certificates entitled to interest and any Distribution
Amount	Date, the amount of interest accrued during the related Accrual Period at the related
Certificate Interest Rate on the related Class Principal Amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.
Interest Remittance	With respect to any Distribution Date is that portion of the available distribution amount for
Amount	for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans and Compensating Interest paid by the Servicer or Master Servicer with respect to the mortgage loans.
Interest Shortfall	With respect to any class of Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior
Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior
Distribution Dates.

NAS Lockout Percentage	Distribution Date	NAS Shift (1) (%)

	May 2006 – April 2009	0
	May 2009 – April 2011	45
	May 2011 – April 2012	80
	May 2012 – April 2013	100
	May 2013 and thereafter	300

(1) Percentage of pro rata principal distribution amount due to the NAS Certificates
Net Cumulative Realized	For any Distribution Date, cumulative Realized Losses incurred on the mortgage loans from
Loss Amount	the Cut-Off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from payments under the Yield Maintenance
Agreements.
Net Interest Shortfalls	With respect to any Distribution Date and , an amount equal to the sum of a) any Net
Prepayment Interest Shortfalls for for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess	For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount
Cashflow	and (b) the excess of (x) the available distribution amount for such Distribution Date over (y)
the sum for such Distribution Date of (A) the Interest Distribution Amounts for the
Certificates, (B) the Interest Shortfall for the Senior Certificates and (C) the Principal
Remittance Amount.
Net Prepayment Interest	With respect to and any Distribution Date, the amount by which a prepayment interest
Shortfall	shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Rate	For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage
Loans in as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.
Overcollateralization	For any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal
Amount	Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Certificates (other than the Class CE
Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance
Amount is applied as a principal payment on such Distribution Date). Initially, the
Overcollateralized Amount will be approximately [1.50]% of the aggregate Stated Principal
Balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization	With respect to any Distribution Date, the amount, if any, by which the Overcollateralization
Deficiency Amount	Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such
Distribution Date).
Overcollateralization	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the
Floor	aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.
Overcollateralization	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such
Increase Amount	Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution
Date.
Overcollateralization	With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for
Release Amount	such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution
Date.
Overcollateralization	With respect to any to any Distribution Date (1) prior to the Step-Down Date, approximately
Target Amount	[1.50]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off
Date, (2) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (x) [3.00]% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (y) the Overcollateralization Floor, and (3) on or after the
Step-Down Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.
Principal Distribution	With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount
Amount	for such Distribution Date and (ii) the Overcollateralization Increase Amount for such
Distribution Date.
Principal Remittance	With respect to any Distribution Date, the portion of the available distribution amount for
Amount	equal to the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the Servicer or Master Servicer that were due during the related Due
Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period, including any Subsequent Recoveries on the mortgage loans; and
(iv) the principal portion of the purchase price of each mortgage loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the mortgage loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi)
amounts paid under the Yield Maintenance Agreements to cover the Net Cumulative Realized
Loss Amount.

Realized Loss	With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.
Relief Act Reductions	The amount of interest that would otherwise have been received with respect to any Mortgage
Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.
Reserve Fund	The separate account for the benefit of the holders of the Class A-1-B Certificates for the deposit of any amounts received under the Yield Maintenance Agreements.
Scheduled Notional	With respect to the Class A-1-B Certificates and any distribution date, the notional amount
Amount	specified in the Yield Maintenance Agreement for such distribution date.
Step-Down Date	The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal
Amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the
Distribution Date occurring May 2009 and (y) the first Distribution Date on which the Senior
Enhancement Percentage is greater than or equal to [15.50]% (as calculated prior to the distribution of Principal Distribution Amount on the Mezzanine and Subordinate Certificates).
Unpaid Realized Loss	For any class of Senior, Mezzanine or Subordinate Certificates, the portion of the aggregate
Amount	allocated realized loss amount previously allocated to that class remaining unpaid from prior
Distribution Dates.
Yield Maintenance	The yield maintenance agreement between the Issuing Entity and the Counterparty
Agreement	documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together with a schedule and a confirmation.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds

	40% PPC		60% PPC		80% PPC

Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Est. WAL (years)	Est. WAL (years)	Pmt. Window

A-1-A	2.13	May 06 - Nov 10	1.45	May 06 - Apr 09	1.11	May 06 - Jul 08
A-1-B	2.13	May 06 - Nov 10	1.45	May 06 - Apr 09	1.11	May 06 - Jul 08
A-2	6.69	Nov 10 - Oct 16	3.94	Apr 09 - Jun 11	2.85	Jul 08 - Dec 09
A-3	13.53	Oct 16 - Mar 23	7.99	Jun 11 - Mar 18	4.74	Dec 09 - Aug 12
A-4	18.03	Mar 23 - Aug 24	12.98	Mar 18 - Aug 19	8.74	Aug 12 - Jun 16
A-5	18.33	Aug 24 - Aug 24	13.33	Aug 19 - Aug 19	10.16	Jun 16 - Jun 16
A-6	8.44	May 09 - Aug 24	7.49	May 09 - Aug 19	6.95	May 09 - Jun 16
A-7	8.44	May 09 - Aug 24	7.49	May 09 - Aug 19	6.95	May 09 - Jun 16
M-1	12.60	Aug 12 - Aug 24	8.86	Jul 10 - Aug 19	6.66	Jul 09 - Jun 16
M-2	12.60	Aug 12 - Aug 24	8.86	Jul 10 - Aug 19	6.66	Jul 09 - Jun 16
B-1	12.53	Aug 12 - Aug 24	8.79	Jul 10 - Aug 19	6.61	Jul 09 - Jun 16
B-2	12.03	Aug 12 - Mar 23	8.39	Jul 10 - Jun 18	6.29	Jul 09 - Jun 15

	100% PPC		120% PPC		140% PPC

Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Est. WAL (years)	Est. WAL (years)	Pmt. Window

A-1-A	0.90	May 06 - Jan 08	0.76	May 06 - Oct 07	0.66	May 06 - Jul 07
A-1-B	0.90	May 06 - Jan 08	0.76	May 06 - Oct 07	0.66	May 06 - Jul 07
A-2	2.25	Jan 08 - Jan 09	1.86	Oct 07 - Jul 08	1.58	Jul 07 - Mar 08
A-3	3.50	Jan 09 - Oct 10	2.70	Jul 08 - Sep 09	2.26	Mar 08 - Dec 08
A-4	5.00	Oct 10 - Jan 12	3.78	Sep 09 - Jul 10	2.79	Dec 08 - Apr 09
A-5	7.43	Jan 12 - Apr 14	5.12	Jul 10 - Oct 12	3.70	Apr 09 - Sep 10
A-6	6.39	Jun 09 - Apr 14	5.68	Jul 09 - Oct 12	5.01	Aug 09 - Oct 11
A-7	6.39	Jun 09 - Apr 14	5.68	Jul 09 - Oct 12	5.01	Aug 09 - Oct 11
M-1	5.30	May 09 - Apr 14	4.49	Jun 09 - Oct 12	4.02	Jul 09 - Oct 11
M-2	5.29	May 09 - Apr 14	4.47	May 09 - Oct 12	3.97	Jun 09 - Oct 11
B-1	5.25	May 09 - Apr 14	4.42	May 09 - Oct 12	3.92	May 09 - Oct 11
B-2	5.00	May 09 - Jul 13	4.21	May 09 - Mar 12	3.71	May 09 - Mar 11

	160% PPC

Class	Est. WAL (years)	Pmt. Window

A-1-A	0.58	May 06 - May 07
A-1-B	0.58	May 06 - May 07
A-2	1.37	May 07 - Dec 07
A-3	1.94	Dec 07 - Jul 08
A-4	2.39	Jul 08 - Nov 08
A-5	2.74	Nov 08 - Mar 09
A-6	4.28	Mar 09 - Dec 10
A-7	4.28	Mar 09 - Dec 10
M-1	3.75	Aug 09 - Dec 10
M-2	3.66	Jun 09 - Dec 10
B-1	3.59	Jun 09 - Dec 10
B-2	3.41	May 09 - Jul 10

Class A-1-B Available Funds Cap (1)

	40%	60%	80%	100%		40%	60%	80%	100%
Distribution Date					Distribution Date
	PPC	PPC	PPC	PPC		PPC	PPC	PPC	PPC

25-May-06	4.900	4.90	4.90	4.90	25-Sep-08	11.500	11.50
25-Jun-06	11.500	11.50	11.50	11.50	25-Oct-08	11.500	11.50
25-Jul-06	11.500	11.50	11.50	11.50	25-Nov-08	11.500	11.50
25-Aug-06	11.500	11.50	11.50	11.50	25-Dec-08	11.500	11.50
25-Sep-06	11.500	11.50	11.50	11.50	25-Jan-09	11.500	11.50
25-Oct-06	11.500	11.50	11.50	11.50	25-Feb-09	11.500	11.50
25-Nov-06	11.500	11.50	11.50	11.50	25-Mar-09	11.500	11.50
25-Dec-06	11.500	11.50	11.50	11.50	25-Apr-09	11.500	11.50
25-Jan-07	11.500	11.50	11.50	11.50	25-May-09	11.500
25-Feb-07	11.500	11.50	11.50	11.50	25-Jun-09	11.500
25-Mar-07	11.500	11.50	11.50	11.50	25-Jul-09	11.500
25-Apr-07	11.500	11.50	11.50	11.50	25-Aug-09	11.500
25-May-07	11.500	11.50	11.50	11.50	25-Sep-09	11.500
25-Jun-07	11.500	11.50	11.50	11.50	25-Oct-09	11.500
25-Jul-07	11.500	11.50	11.50	11.50	25-Nov-09	11.500
25-Aug-07	11.500	11.50	11.50	11.50	25-Dec-09	11.500
25-Sep-07	11.500	11.50	11.50	11.50	25-Jan-10	11.500
25-Oct-07	11.500	11.50	11.50	11.50	25-Feb-10	11.500
25-Nov-07	11.500	11.50	11.50	11.50	25-Mar-10	11.500
25-Dec-07	11.500	11.50	11.50	11.50	25-Apr-10	11.500
25-Jan-08	11.500	11.50	11.50	11.50	25-May-10	11.500
25-Feb-08	11.500	11.50	11.50		25-Jun-10	11.500
25-Mar-08	11.500	11.50	11.50		25-Jul-10	11.500
25-Apr-08	11.500	11.50	11.50		25-Aug-10	11.500
25-May-08	11.500	11.50	11.50		25-Sep-10	11.500
25-Jun-08	11.500	11.50	11.50		25-Oct-10	11.500
25-Jul-08	11.500	11.50	11.50		25-Nov-10	11.500

25-Aug-08	11.500	11.50

1.	The interest paid out to the Class A-1-B Certificates divided by the Class A-1-B balance adjusted for actual days.

2.	Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

Yield Maintenance Agreement Schedule

Distribution	Scheduled Notional	Cap Strike	Rate Cap	Distribution	Scheduled Notional	Cap Strike	Rate Cap
Date	Amount ($)	Rate (%)	Ceiling (%)	Date	Amount ($)	Rate (%)	Ceiling (%)

May 2006	93,168,000.00	6.7920	11.500	Apr 2007	42,873,571.18	6.5710	11.500
Jun 2006	89,525,595.97	6.5700	11.500	May 2007	38,089,651.76	6.7930	11.500
Jul 2006	85,636,803.83	6.7910	11.500	Jun 2007	33,420,660.01	6.5720	11.500
Aug 2006	81,512,345.33	6.5700	11.500	Jul 2007	28,863,844.51	6.7930	11.500
Sep 2006	77,161,076.36	6.5700	11.500	Aug 2007	24,416,519.54	6.5720	11.500
Oct 2006	72,602,738.07	6.7910	11.500	Sep 2007	20,076,063.48	6.5720	11.500
Nov 2006	67,848,810.74	6.5700	11.500	Oct 2007	15,839,917.36	6.7930	11.500
Dec 2006	62,925,545.80	6.7920	11.500	Nov 2007	11,705,583.29	6.5720	11.500
Jan 2007	57,892,110.87	6.5710	11.500	Dec 2007	7,670,623.05	6.7940	11.500
Feb 2007	52,796,176.33	6.5710	11.500	Jan 2008	3,732,656.67	6.5720	11.500

Mar 2007	47,774,977.52	7.2830	11.500

Excess Interest (1) (2)

Distribution Period	Excess Interest (%)	(1)(2)	Distribution Period	Excess Interest (%)	(1)(2)	Distribution Period	Excess Interest (%)	(1)(2)

25-May-06	1.45		25-Jan-09	0.98		25-Sep-11	0.87
25-Jun-06	1.17		25-Feb-09	0.98		25-Oct-11	0.87
25-Jul-06	1.18		25-Mar-09	0.98		25-Nov-11	0.87
25-Aug-06	1.14		25-Apr-09	0.98		25-Dec-11	0.87
25-Sep-06	1.12		25-May-09	0.97		25-Jan-12	0.87
25-Oct-06	1.13		25-Jun-09	0.95		25-Feb-12	0.87
25-Nov-06	1.11		25-Jul-09	0.94		25-Mar-12	0.87
25-Dec-06	1.13		25-Aug-09	0.94		25-Apr-12	0.88
25-Jan-07	1.09		25-Sep-09	0.94		25-May-12	0.88
25-Feb-07	1.10		25-Oct-09	0.93		25-Jun-12	0.88
25-Mar-07	1.16		25-Nov-09	0.93		25-Jul-12	0.88
25-Apr-07	1.09		25-Dec-09	0.92		25-Aug-12	0.88
25-May-07	1.10		25-Jan-10	0.92		25-Sep-12	0.88
25-Jun-07	1.07		25-Feb-10	0.91		25-Oct-12	0.89
25-Jul-07	1.08		25-Mar-10	0.91		25-Nov-12	0.90
25-Aug-07	1.06		25-Apr-10	0.90		25-Dec-12	0.90
25-Sep-07	1.05		25-May-10	0.90		25-Jan-13	0.91
25-Oct-07	1.05		25-Jun-10	0.89		25-Feb-13	0.92
25-Nov-07	1.03		25-Jul-10	0.89		25-Mar-13	0.92
25-Dec-07	1.03		25-Aug-10	0.88		25-Apr-13	0.93
25-Jan-08	1.02		25-Sep-10	0.88		25-May-13	0.94
25-Feb-08	1.01		25-Oct-10	0.87		25-Jun-13	0.94
25-Mar-08	1.01		25-Nov-10	0.87		25-Jul-13	0.95
25-Apr-08	1.01		25-Dec-10	0.87		25-Aug-13	0.95
25-May-08	1.01		25-Jan-11	0.87		25-Sep-13	0.96
25-Jun-08	1.00		25-Feb-11	0.87		25-Oct-13	0.97
25-Jul-08	1.00		25-Mar-11	0.87		25-Nov-13	0.97
25-Aug-08	1.00		25-Apr-11	0.87		25-Dec-13	0.98
25-Sep-08	0.99		25-May-11	0.87		25-Jan-14	0.99
25-Oct-08	0.99		25-Jun-11	0.87		25-Feb-14	1.00
25-Nov-08	0.99		25-Jul-11	0.87		25-Mar-14	1.00
25-Dec-08	0.98		25-Aug-11	0.87		25-Apr-14	1.01

1.	Assumes no losses, 10% cleanup call, 100% PPC and 1 month LIBOR is run to its forward rate curve as of April 11, 2006.

2.	Excess Interest is equal to (A) the product of (1) 12 and (2) interest remaining after payment of Current Interest, divided by (B) the principal balance of the Certificates.